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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 24, 2006

DATAJUNGLE SOFTWARE INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	001-05996	91-0835748
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hines Road, Suite 202, Ottawa, Ontario, Canada	K2K 3C7
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (613) 254-7246

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (3-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

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Item 1.02

Termination of a Material Definitive Agreement

DataJungle Software Inc. (the “Company”) entered into a Consulting Agreement effective November 22, 2004 (the “Agreement”) with Insight Corporation (“Insight”) for the provision of investor relations, investor communications and public relations services for the period to December 31, 2008.  Pursuant to the Agreement, the Company had issued Insight or its assignees a total of 3,000,000 warrants to purchase common stock of the Company at a price of $0.50 per share expiring on December 31, 2009.  Effective January 24, 2006, the Company has agreed to issue 305,000 shares of common stock in consideration for the early cancellation of the Agreement and the cancellation and forfeiture of all 3,000,000 warrants issued pursuant to the Agreement.

The above shares have been issued only to accredited investors and in reliance upon an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 3.02

Unregistered Sale of Equity Securities

As described in Item 1.02, effective January 24, 2006, the Company has agreed to issue 305,000 shares of common stock in consideration for the early cancellation of the Agreement and the cancellation and forfeiture of all 3,000,000 warrants issued pursuant to the Agreement.

A wholly owned Canadian subsidiary of the Company, DataJungle Ltd., is indebted to Capital House Corporation (“Capital House”) in the amount of $646,395.31 CAD pursuant to a convertible promissory note (the “Capital House Note”) and the Company has agreed the Capital House Note would be convertible into 4,309,302 common shares of the Company.  A director and officer of the Company is also a shareholder of Capital House.  Effective January 24, 2006, Capital House has assigned portions of the debt owed pursuant to the Capital House Note to various persons and entities.  Effective January 24, 2006, the Company agreed to issue a total of 4,309,302 shares of common stock to these persons and entities in consideration of cancellation of the $646,395.31 CAD of debt.

The above shares have been issued only to accredited investors and in reliance upon an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

The Company is indebted to Synergistic Affiliates Inc. (“Synergistic”) in the amount of $743,291.78 USD pursuant to a series of promissory notes (the “Synergistic Notes”).  Effective January 24, 2006, Synergistic has assigned portions of the debt owed pursuant to the Synergistic Notes to various persons and entities.  Effective January 24, 2006, the Company agreed to issue a total of 2,973,167 shares of common stock and 2,973,167 warrants to purchase 2,973,167 shares of common stock to these persons and entities in consideration of cancellation of the $743,291.78 USD of debt.  The warrants are exercisable at any time up to December 31, 2010 at an exercise price of $0.30 per share.

The above shares and warrants have been issued only to accredited investors and in reliance upon an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

The Company has entered into a series of five convertible promissory notes totaling $105,000 USD.  The principal and interest at a rate of 12% per annum is due March 31, 2006.  At any time prior to maturity, the lender can convert all or a portion of the outstanding debt and interest into shares of common stock of the Company and warrants to purchase common stock of the Company at a conversion rate of $0.20 USD per share plus a warrant exercisable for the number of shares of common stock equal to 50% of the number of shares of common stock converted.

Immediately after the transactions referred to above, the Company has 25,237,809 shares of common stock outstanding; 200,000 warrants to purchase 200,000 shares of common stock of the Company at $0.50 per share expiring on December 31, 2009 and 2,973,167 warrants to purchase 2,973,167 shares of common stock of the Company at $0.30 per share expiring on December 31, 2010.  In addition, the Company has $105,000 USD in convertible promissory notes outstanding referred to above.

Item 5.02(c)

Principal Officer

Mr. Larry Bruce has joined the Company as Chief Financial Officer, Secretary and Treasurer effective January 24, 2006.  Mr. Bruce was Vice President Finance of the Company from October, 2000 to September, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

DataJungle Software Inc.

/s/ Edward Munden

_______________________________

Edward Munden, Chairman of the Board,

CEO, President

Date: January 27, 2006